    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 7, 1996
                                                  REGISTRATION NO. 333-________
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                               ----------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                               ----------------

                            MATRIA HEALTHCARE, INC.
                            -----------------------
           (Exact name of registrant as specified in its charter)

           Delaware                                   58-2205984
----------------------------------       ------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

   1850 Parkway Place, 12th Floor
           Marietta, Georgia                            30067
-------------------------------------------          -----------
(Address of principal executive offices)              (Zip Code)



                            MATRIA HEALTHCARE, INC.
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                       ---------------------------------
                            (Full title of the plan)

                       ---------------------------------

                             J. Brent Burkey, Esq.
                                General Counsel
                            MATRIA HEALTHCARE, INC.
                         1850 Parkway Place, 12th Floor
                            Marietta, Georgia 30067
                    ---------------------------------------
                    (Name and address of agent for service)


                                  770-423-4500
                     -----------------------------------
         (Telephone number, including area code, of agent for service)



                     -----------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                 CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
 Title of securities to    Amount to be              Proposed maximum           Proposed maximum           Amount of registration
 be registered             registered (1)            offering price per share   aggregate offering price   fee
                                                     (2)                        (2)
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par
 value $.01 per share
 (together with
 associated                 500,000 shares                 $9 13/32                   $4,703,125                 $1,621.77
 common stock purchase
 rights)
------------------------------------------------------------------------------------------------------------------------------------

         (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers (i) an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the employee benefit plan described herein and (ii) an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

         (2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and computed by averaging (a) the average of the high and low prices of the Common Stock of Healthdyne, Inc. and (b) the average of the high and low prices of the Common Stock of Tokos Medical Corporation (Delaware), predecessors of the Registrant, as reported in the Nasdaq National Market on March 1, 1996.

                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Matria Healthcare, Inc. ("Registrant") hereby incorporates by reference into this registration statement a copy of the following:

                 (a) Joint Proxy Statement/Prospectus of Healthdyne, Inc. ("Healthdyne") and Tokos Medical Corporation (Delaware) ("Tokos"), predecessors of the Registrant, filed as part of Registrant's Registration Statement on Form S-4 dated February 8, 1996 (the "Joint Proxy Statement"); and

                 (b) the description of the Registrant's capital stock contained in the Joint Proxy Statement as it may be amended by any amendment or report filed subsequent to the date of this registration statement for the purpose of updating such description.

         In addition, all documents filed subsequent to the date of this registration statement by the undersigned Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment hereto, which either indicates that all shares of common stock offered hereby have been sold or deregisters any shares of such common stock then remaining, shall also be deemed to have been incorporated by reference into this registration statement. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares offered hereby is being passed upon for the Registrant by Troutman Sanders LLP, Atlanta, Georgia. Carl E. Sanders, a director of the Registrant and the Chairman of Troutman Sanders LLP, is the beneficial owner of 74,500 shares of the Common Stock of Healthdyne, convertible into 74,500 shares of the Registrant's Common Stock upon the consummation of the proposed merger of Healthdyne and Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 The General Corporation Law of the State of Delaware ("DGCL") permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal actions, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

                 The Registrant's Certificate of Incorporation limits Registrant's directors' liability for monetary damages to Registrant and its stockholders for breaches of fiduciary duty to the fullest extent permitted under the DGCL. In addition, the Registrant's Certificate of Incorporation provides that Registrant shall, to the fullest extent permitted by law, indemnify its directors and officers against any liability, losses or related expenses which they may incur by reason of serving or having served as directors and officers of Registrant.

                 The Registrant's Bylaws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of Registrant, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by the corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, against all costs, charges, expenses, liabilities and losses reasonably incurred or suffered by such person in connection therewith, and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit or his or her heirs, executors and administrators; provided, however, that Registrant will indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by Registrant's Board of Directors. The right to indemnification will be a contract right and will include the right to be paid by Registrant the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding will be made only upon delivery to Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it will ultimately be determined that such director or officer is not entitled to be indemnified. Registrant may provide indemnification to employees and agents of Registrant with the same scope and effect as the foregoing indemnification of directors and officers.

                 The indemnification rights conferred by the Registrant's Certificate of Incorporation are not exclusive of any other right to which a person seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Registrant may maintain insurance on behalf of its directors, officers, employees and agents. Additionally, the Agreement and Plan of Merger dated as of October 2, 1995, as amended, by and among Tokos, Healthdyne and the Registrant requires such insurance to be maintained by Registrant covering present and former officers, directors, employees, trustees and agents of Tokos for a period of at least six years from the Closing Date thereunder, subject to certain limitations.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         Exhibit
         Number
         ------
         4(a)             Matria Healthcare, Inc. 1996 Employee Stock Purchase Plan, incorporated by reference from the
                          Joint Proxy Statement

         4(b)             Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference from the Joint Proxy Statement (Appendix D)

         4(c)             Bylaws of the Registrant, incorporated by reference from the Joint Proxy Statement (Appendix E)


         4(d)             Shareholder Rights Agreement dated January 30, 1996 between the Registrant and SunTrust Bank, incorporated by reference from the Registrant's Registration Statement on Form S-4 dated
                          February 8, 1996

         5                Opinion of Troutman Sanders LLP

         23(a)            Consent of Ernst & Young LLP

         23(b)            Consent of KPMG Peat Marwick LLP


         23(c) Consent of Troutman Sanders LLP (contained in opinion filed in Exhibit 5)

                 Exhibits listed above which have heretofore been filed with the Securities and Exchange Commission and which were incorporated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.


ITEM 9.  UNDERTAKINGS.

                 (a) Rule 415 offerings. The undersigned Registrant hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                  (i)      To include any prospectus required
                                  by Section 10(a)(3) of the Securities Act of 1933;

                                  (ii)     To reflect in the prospectus any
                                  facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                  (iii)    To include any material information
                                  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                          Provided, however, that paragraphs (a)(1)(i) and
                          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
                 Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c)      Filing of registration statement on Form S-8.
                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on March 7, 1996.



                                      MATRIA HEALTHCARE, INC.




                                      By:      /s/ Parker H. Petit
                                               -------------------------------
                                               Parker H. Petit
                                               Chairman of the Board

                                   SIGNATURES


                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert F. Byrnes and Donald R. Millard, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                    Signatures                                Title                       Date
                    ----------                                -----                       ----
 /s/ Parker H. Petit                                  Chairman of the Board          March 7, 1996
 -------------------------------------------------
     Parker H. Petit



 /s/ Robert F. Byrnes                                  Chief Executive
 -------------------------------------------------    Officer, President,            March 7, 1996
     Robert F. Byrnes                                    Director and
                                                           Secretary


 /s/ Donald R.Millard                                     Senior Vice
 -------------------------------------------------     President and Chief           March 7, 1996
     Donald R. Millard                                 Financial Officer


                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on March 7, 1996.


                           MATRIA HEALTHCARE, INC.
                           1996 EMPLOYEE STOCK PURCHASE PLAN



                  By:      /s/ Parker H. Petit
                           ---------------------------------------------------
                           Parker H. Petit, Chairman of the Board

                                 EXHIBIT INDEX

Exhibit                                                                                      Sequentially
Number           Description                                                                 Numbered Page
------           -----------                                                                 -------------
5                Opinion of Troutman Sanders LLP

23(a)            Consent of Ernst & Young LLP

23(b)            Consent of KPMG Peat Marwick LLP

23(c)            Consent of Troutman Sanders LLP (contained in opinion filed in Exhibit 5)
